Exhibit 99.1

SYNCHRONOSS TECHNOLOGIES REPORTS 40% INCREASE YEAR OVER YEAR IN THIRD QUARTER ADJUSTED EBITDA; RAISES ADJUSTED EBITDA GUIDANCE FOR FULL YEAR 2020

Company Renews Largest Cloud Customer, Verizon, to Five Year Contract Extension During the Third Quarter

BRIDGEWATER, NJ - November 9, 2020 - Synchronoss Technologies Inc. (NASDAQ: SNCR), a global leader and innovator in cloud, messaging, digital and IoT platforms and products, today announced financial results for its third quarter ended September 30, 2020.

Third quarter highlights:

•GAAP revenue was $68.6 million, compared to GAAP revenue of $52.2 million in the prior year’s third quarter (after giving effect to a $26 million unfavorable cumulative adjustment to prior year third quarter revenue).
•Recurring revenue represented 80% of total GAAP revenue, up from 69% in the year ago quarter.
•GAAP net loss for the quarter was $15.4 million, or $0.36 cents per share, compared to a GAAP net loss of $69.4 million, or $1.70 per share, in the prior year’s third quarter.
•Non-GAAP net income was $1.7 million, or $0.04 cent per share, compared to a non-GAAP net loss of $25.4 million, or $0.62 cents per share, in the prior year’s third quarter.
•Adjusted EBITDA increased 40% year over year to $8.1 million, compared to $5.8 million in the third quarter of 2019.
•Adjusted EBITDA margin was 12% compared to 11% in the prior year's third quarter.
•Cash and liquidity increased to $46.4 million at quarter end, up from $42.8 million at the end of the second quarter.

Commenting on the results, Jeff Miller, President and CEO of Synchronoss, said:

“We are taking a pragmatic approach to the business by focusing our resources on lines of business that are generating the highest return for shareholders and have the most potential for future growth and profitability. Despite the recent leadership change, we haven’t lost a step as an organization and we continue to execute and build momentum, including renewing our largest cloud client, Verizon, to a five-year contract extension. Our teams have deep relationships with our customers, and we look forward to building on that strength by expanding those relationships and adding new ones. Our improved adjusted EBITDA for the third quarter highlights our sharpened focus on increasing our profitability and cash flow going forward.”

	Three Months Ended September 30,
$000s	2020	2019	% Change
Revenues	$68,636	$52,210	31.5%
Net Loss	$(15,367)	$(69,432)	77.9%
Adjusted EBITDA	$8,128	$5,799	40.2%

	Nine Months Ended September 30,
$000s	2020	2019	% Change
Revenues	$222,293	$218,161	1.9%
Net Loss	$(37,790)	$(122,049)	69.0%
Adjusted EBITDA	$21,435	$21,098	1.6%

David Clark, CFO of Synchronoss, added:

“Our third quarter results reflect progress with our continued focus on expanding both our gross and adjusted EBITDA margins. We are continuing to see the benefits of our cost management efforts and remain on track to deliver $55 million of annualized savings by year-end.”

Guidance

The company is raising its adjusted EBITDA guidance range for the full year to $23-$26 million, up from $20-$25 million.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures."

Conference Call Details

Synchronoss will host a conference call at 4:30 p.m. (Eastern Time) today to discuss the financial results.

To access the live call, dial 866-269-4260 or +1 313-209-6317 (International) and give the participant passcode 6435387.

A live and archived webcast of the conference call will be accessible on the Investor Relations section of the company’s website at www.synchronoss.com. In addition, a phone replay will be available approximately two hours following the end of the call, and will be available for one week. To access the call replay dial-in information, please click here.

Non-GAAP Financial Measures
Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, gross profit, operating income (loss), net income (loss), effective tax rate, and earnings (loss) per share. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back fair value stock-based compensation expense, acquisition-related costs which includes integration costs, restructuring and cease-use lease expense, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss transforms the way companies create new revenue, reduce costs and delight their subscribers with cloud, messaging, digital and IoT products, supporting hundreds of millions of subscribers across the globe. Synchronoss’ secure, scalable and groundbreaking new technologies, trusted partnerships, and talented people change the way TMT customers grow their businesses. For more information, visit us at www.synchronoss.com.

Forward-looking Statements

This press release includes statements concerning Synchronoss and its future expectations, plans and prospects that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “believes,” “potential” or “continue” or other similar expressions are intended to identify forward-looking statements. Synchronoss has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its business, financial condition and results of operations. These forward-looking statements speak only as of the date of this press release and are subject to a number of risks, uncertainties and assumptions including, without limitation, risks relating to the Company’s ability to sustain or increase revenue from its larger customers and generate revenue from new customers, the Company’s expectations regarding expenses and revenue, the sufficiency of the Company’s cash resources, the Company’s growth strategies, the anticipated trends and challenges in the business and the market in which the Company operates, the Company’s expectations regarding federal, state and foreign regulatory requirements, the pending lawsuits against the Company described in its most recent SEC filings, and other risks and factors that are described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, which is on file with the SEC and available on the SEC’s website at www.sec.gov. The company does not undertake any obligation to update any forward-looking statements contained in this press release as a result of new information, future events or otherwise.

Contact:

Investors:
Todd Kehrli or Joo-Hun Kim
MKR Investor Relations
623-745-4046
investor@synchronoss.com

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (In thousands)

	September 30, 2020	December 31, 2019
Assets
Cash and cash equivalents	$46,359	$39,001
Accounts receivable, net	47,705	65,863
Operating lease right-of-use assets	37,019	53,965
Goodwill	227,012	222,969
Other Assets	140,479	150,225
Total assets	$498,574	$532,023

Liabilities and stockholders’ equity
Accounts Payable and Accrued expenses	$88,985	$87,538
Debt, current	10,000	—
Deferred revenues	51,415	87,799
Operating lease liabilities, non-current	48,787	60,976
Other liabilities	18,271	18,768
Preferred Stock	227,861	200,865
Stockholders’ equity	53,255	76,077
Total liabilities and stockholders’ equity	$498,574	$532,023

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net revenues	$68,636	$52,210	$222,293	$218,161
Costs and expenses:
Cost of revenues	28,452	35,602	93,403	107,958
Research and development	20,885	18,575	59,769	57,282
Selling, general and administrative	23,265	30,536	74,249	82,862
Restructuring charges	820	(39)	6,763	738
Depreciation and amortization	12,212	18,508	33,852	58,920
Total costs and expenses	85,634	103,182	268,036	307,760
Loss from continuing operations	(16,998)	(50,972)	(45,743)	(89,599)
Interest income	20	228	1,587	716
Interest expense	(72)	(203)	(401)	(1,251)
Gain (loss) on extinguishment of debt	—	5	—	822
Other Income (loss)	2,684	(422)	5,743	17
Equity method investment loss	—	—	—	(1,619)
Loss from continuing operations, before taxes	(14,366)	(51,364)	(38,814)	(90,914)
Benefit (provision) for income taxes	8,744	(9,849)	29,148	(6,614)
Net loss from continuing operations	(5,622)	(61,213)	(9,666)	(97,528)
Net loss attributable to redeemable noncontrolling interests	(60)	(25)	(242)	(931)
Preferred stock dividend	(9,685)	(8,194)	(27,882)	(23,590)
Net loss attributable to Synchronoss	$(15,367)	$(69,432)	$(37,790)	$(122,049)

Earnings per share
Basic	(0.36)	(1.70)	(0.90)	(3.01)
Diluted	(0.36)	(1.70)	(0.90)	(3.01)
Weighted-average common shares outstanding:
Basic	42,360	40,910	41,777	40,564
Diluted	42,360	40,910	41,777	40,564

SYNCHRONOSS TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands) (Unaudited)

	Nine Months Ended September 30,
	2020	2019
Net loss continuing operations	$(9,666)	$(97,528)

Adjustments to reconcile net loss to net cash provided by operating activities:
Non-cash items	52,835	109,291
Changes in operating assets and liabilities:	(34,508)	76
Net cash provided by operating activities	8,661	11,839

Investing activities:
Purchases of fixed assets	(571)	(7,077)
Purchases of intangible assets and capitalized software	(12,610)	(9,289)
Other investing activities	1,775	34,091
Net cash provided by (used in) investing activities	(11,406)	17,725

Net cash provided by (used in) financing activities	9,991	(120,993)
Effect of exchange rate changes on cash	112	783
Net increase in cash and cash equivalents	7,358	(90,646)

Cash, restricted cash and cash equivalents, beginning of period	39,001	109,860
Cash, restricted cash and cash equivalents, end of period	$46,359	$19,214

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Non-GAAP financial measures and reconciliation:
GAAP Revenue	$68,636	$52,210	$222,293	$218,161
Less: Cost of revenues	28,452	35,602	93,403	107,958
Gross Profit	40,184	16,608	128,890	110,203
Add / (Less):
Stock-based compensation expense	505	803	1,899	2,147
Restructuring, transition, and cease-use lease expense	89	141	372	405
Adjusted Gross Profit	$40,778	$43,596	$131,161	$138,799
Adjusted Gross Margin	59.4%	83.5%	59.0%	63.6%

GAAP Net loss attributable to Synchronoss	$(15,367)	$(69,432)	$(37,790)	$(122,049)
Add / (Less):
Stock-based compensation expense	4,391	6,000	14,547	17,028
Acquisition costs	—	—	—	(230)
Restructuring, transition, and cease-use lease expense	6,580	6,215	15,280	7,429
Amortization expense	4,107	5,808	20,207	19,072
Cumulative adjustment to STI receivable	—	26,044	—	26,044
Net change in contingent consideration obligation	—	—	—	—
Litigation, remediation and refiling costs	1,943	4	3,500	1,506
Loss on Extinguishment of Debt	—	—	—	—
Net (loss) income attributable to noncontrolling interests	—	—	—	—
Non-GAAP Expenses attributable to Non-Controlling Interest	—	—	—	(76)
Non-GAAP Net Income (loss) from continuing operations attributable to Synchronoss	$1,654	$(25,361)	$15,744	$(51,276)

Diluted Non-GAAP Net Income (loss) from continuing operations per share	$0.04	$(0.62)	$0.38	$(1.26)

Weighted shares outstanding - Diluted	42,360	40,910	41,777	40,564

SYNCHRONOSS TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended					Nine Months Ended
	Sep 30, 2019	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Sep 30, 2020	Sep 30, 2019

Net (loss) income attributable to Synchronoss	$(69,432)	$(14,678)	$(12,275)	$(10,148)	$(15,367)	$(37,790)	$(122,049)
Add / (Less):
Stock-based compensation expense	6,000	5,222	5,169	4,987	4,391	14,547	17,028
Acquisition costs	—	—	—	—	—	—	(230)
Restructuring, transition, and cease-use lease expense	6,215	17	1,696	7,003	6,580	15,279	7,429
Cumulative adjustment to STI receivable	26,044	—	—	—	—	—	26,044
Litigation, remediation and refiling costs	4	1,320	824	733	1,943	3,500	1,506
Depreciation and amortization	18,508	18,116	11,356	10,284	12,212	33,852	58,920
Interest income	(228)	(542)	(58)	(1,509)	(20)	(1,587)	(716)
Interest Expense	203	104	245	84	72	401	1,251
Gain on Extinguishment of debt	(5)	—	—	—	—	—	(822)
Other (Income) expense, net	422	(7,372)	(1,692)	(1,367)	(2,684)	(5,743)	(17)
Equity method investment loss	—	—	—	—	—	—	1,619
Provision (benefit) for income taxes	9,849	(4,439)	(12,432)	(7,972)	(8,744)	(29,148)	6,614
Net (loss) income attributable to noncontrolling interests	25	194	17	165	60	242	931
Preferred dividend	8,194	8,544	8,908	9,289	9,685	27,882	23,590
Adjusted EBITDA (non-GAAP)	$5,799	$6,486	$1,758	$11,549	$8,128	$21,435	$21,098

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net Cash (used in) provided by operating activities	$7,053	$(6,725)	$8,661	$11,839
Add / (Less):
Capitalized software	(3,926)	(3,330)	(12,610)	(9,289)
Property and equipment	(147)	(2,137)	(571)	(7,077)
Free Cashflow	$2,980	$(12,192)	$(4,520)	$(4,527)
Add: Litigation, remediation and refiling costs	1,943	4	3,500	1,506
Adjusted Free Cashflow	$4,923	$(12,188)	$(1,020)	$(3,021)